Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Stanley Dempsey, Chairman & CEO
Karen Gross, Vice President & Corporate Secretary
(303) 573-1660

ROYAL GOLD REPORTS THIRD QUARTER FISCAL 2006 RESULTS

          DENVER, COLORADO. MAY 4, 2006: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL), the leading publicly-traded precious metals royalty company, today announced fiscal third quarter 2006 net income of $1.8 million, or $0.08 per basic share, on royalty revenue of $5.8 million.  This compares to net income for the third quarter of fiscal 2005 of $2.7 million, or $0.13 per basic share, on royalty revenue of approximately $5.9 million.

          Net income for the nine-month period ended March 31, 2006, was $7.8 million, or $0.34 per basic share, on royalty revenue of $20.2 million.  This compares to net income of $7.8 million, or $0.38 per basic share, for the nine-month period ended March 31, 2005, on royalty revenue of $17.8 million.

          Included in the three and nine-month reporting periods were expenses of approximately $696,000, or $0.02 per basic share, net of tax, and approximately $2.0 million, or $0.06 per basic share, net of tax, respectively, for non-cash stock compensation related to the Company’s equity compensation plans.  These non-cash compensation expenses have been allocated among cost of operations, general and administrative, and exploration and business development in the Company’s consolidated statements of operations and comprehensive income.  In the prior three- and nine-month periods for fiscal 2005, non-cash stock compensation expense was approximately $43,000 and $162,000, respectively.

          Free cash flow for the third fiscal quarter of 2006 was approximately $3.4 million, or 59% of revenues.  For the nine-month period ended March 31, 2006, free cash flow was approximately $14.0 million, or 69% of revenues.  The Company defines free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and any impairment of mining assets (see, Schedule A-Reconciliation).

          At March 31, 2006, the Company had a working capital surplus of approximately $81.3 million.  Current assets were $85.5 million (including $80.0 million in cash) compared to current liabilities of $4.2 million resulting in a current ratio of 20 to 1.  The Company has no debt.

          Stanley Dempsey, Chairman and CEO, commented, “Our third quarter results were lower than the prior comparable period primarily due to a decline in the level of production at Pipeline, stock compensation expense, and exploration expenses related to the funding of our Taranis strategic alliance.  The decline at Pipeline was partially offset by a step-up of our sliding-scale royalty to 5.0%, higher metal prices, and higher royalty revenues from our other producing royalties.  Happily, the continued ramp-up of production at Leeville, the start of royalty payments from the Mulatos property in the fourth quarter of fiscal 2006, and the expected commencement of payments from the Robinson and Tarparko royalties in fiscal 2007 will provide revenue growth in future periods.”

REVIEW OF OPERATIONS

Pipeline Mining Complex, Lander County, Nevada

          At the Pipeline Mining Complex in Lander County, Nevada, the Company holds two sliding-scale gross smelter return royalties (“GSR1” and “GSR2”), and a fixed rate gross smelter return royalty (“GSR3”).  A GSR royalty is a defined percentage of the gross revenue from a resource extraction operation, with no deduction for any costs paid by or charged to the operator.  In addition, the Company holds a net value royalty (“NVR1”) at this complex.  This NVR is defined as a passive interest in a resource extraction operation that is determined on the basis of deducting contract-defined processing-related and associated capital costs, but not mining costs.  The GSR1 royalty covers the current mine footprint, and the GSR2 (“Super”) royalty covers any reserves that are developed on the claim block lying outside the current mine footprint.  The GSR2 royalty pays out at a rate that is 80% higher than that of the GSR1, at all gold prices.  The GSR3 royalty rate is fixed at 0.71% for the life of the mine.  The 0.39% NVR1 royalty covers production from the GAS Claims, an area of interest of approximately 4,000 acres that includes the South Pipeline deposit and Crossroads area, but not the Pipeline deposit.  Current production from the Pipeline Mining Complex is subject to GSR1, GSR3, and NVR1 royalties.

          The Pipeline Mining Complex is owned by the Cortez Joint Venture (“Cortez”), a joint venture between Barrick Gold Corporation (60%), the world’s largest gold producer, and Kennecott Explorations (Australia) Ltd. (40%), a subsidiary of Rio Tinto plc.

          During the third quarter of fiscal 2006, the Pipeline Mining Complex produced 98,802 ounces of gold providing royalty revenue of $3.2 million, compared to 216,851 ounces of gold produced providing royalty revenue of $4.8 million for the same quarter in fiscal 2005.  This 54% decrease in production is mainly due to lower grade ore.  During the quarter, the average gold price was $554 per ounce, resulting in a royalty rate of 5.0% compared to an average gold price of $427 per ounce and a royalty rate of 4.25% for the same period in fiscal 2005.

Leeville Project, Eureka County, Nevada

          Royal Gold holds a 1.8% carried working interest, which calculates as a net smelter return (“NSR”) royalty covering a portion of the Leeville project (“Leeville”).  An NSR royalty is a defined percentage of the gross revenue from a resource extraction operation, less a proportionate share of incidental transportation, insurance and smelting costs.

          In the past, Royal Gold’s share of production at Leeville was derived from underground operations on a portion of the Leeville South mine.  Beginning with the first quarter of fiscal 2006, the Company’s royalty also includes production from the recently developed Leeville North underground mine, as well as the production from Leeville South.  Both of these mines are operated by Newmont Mining Corporation.

          During the third fiscal quarter of 2006, the Leeville property produced 25,582 ounces of gold subject to Royal Gold’s royalty interest providing royalty revenue to Royal Gold of approximately $252,000.  This compares to 19,253 ounces of gold produced, providing approximately $146,000 of royalty revenue to Royal Gold, for the same quarter in 2005.  Leeville North began production in late calendar 2005 and the mine is expected to continue to ramp up production through calendar year 2006.

SJ Claims (Goldstrike Mine), Eureka County, Nevada

          Royal Gold holds a 0.9% NSR royalty covering a portion of the Betze-Post mine, known as the SJ Claims.  The Betze-Post mine, which is a portion of the larger Goldstrike operation, is operated by Barrick Gold Corporation.

          During the third quarter of fiscal 2006, SJ Claims produced 261,602 ounces of gold, providing royalty revenue of approximately $1.3 million, compared to 127,031 ounces of gold produced providing royalty revenue of approximately $500,000 for the same quarter in fiscal 2005.  This 106% increase in production was due to a greater proportion of total mine production being derived from property subject to the Company’s royalty interest.

Troy Mine, Lincoln County, Montana

          Royal Gold holds a 7.0% GSR royalty that covers the Troy underground mine operated by Revett Silver Company, a subsidiary of Revett Minerals Inc. (“Revett”).  This 7.0% GSR royalty extends until either cumulative production reaches approximately 9.9 million ounces of silver and 84.6 million pounds of copper, or Royal Gold receives $10.5 million in cumulative payments, whichever occurs first.

          Royal Gold also holds a perpetual GSR royalty that begins at 6.1% on any production in excess of 11.0 million ounces of silver and 94.1 million pounds of copper.  This 6.1% GSR royalty steps down to a perpetual 2.0% GSR royalty after cumulative production has exceeded 12.7 million ounces of silver and 108.2 million pounds of copper.

          During the third fiscal quarter of 2006, the Troy mine produced 225,580 ounces of silver and 1.8 million pounds of copper that were subject to Royal Gold’s interest, providing approximately $432,000 in royalty revenue.  This compares to 214,595 ounces of silver and 1.9 million pounds of copper produced, providing approximately $304,000 of royalty revenue for the same quarter in 2005.

Bald Mountain, White Pine County, Nevada

          Royal Gold holds a 1.75% to 3.5% NSR sliding-scale royalty on a portion of the Bald Mountain mine, operated by Barrick Gold Corporation.  The sliding-scale moves up 0.25% for each $25 per ounce of gold price increase, starting at a per-ounce price of $375, inflated by the Producer Price Index commencing in 1986.  This quarter our royalty rate was 1.75%.

          During the third quarter of fiscal 2006, Bald Mountain produced 39,714 ounces of gold, resulting in royalty revenue of approximately $428,000.  This compares to 9,522 ounces of gold produced providing royalty revenue of approximately $75,000 for the same quarter in fiscal 2005.

Martha Mine, Santa Cruz Province, Argentina

          The Company holds a 2.0% NSR royalty on the Martha silver mine operated by Coeur d’Alene Mines Corporation.  Royalty revenue for the third quarter of fiscal 2006 was approximately $145,000 compared with approximately $21,000 for the same quarter in fiscal 2005.

Mulatos, Sonora, Mexico

          In December 2005, Royal Gold acquired a sliding-scale NSR royalty at the Mulatos Project, an open pit, heap leach gold mine.  The sliding-scale ranges from 0.30%, at an average quarterly gold price of $299.99 or below, up to 1.5% when the price of gold averages $400 per ounce or higher.  The mine is owned and operated by Alamos Gold, Inc.  The operator informed the Company that commercial production was achieved effective April 1, 2006, and Royal Gold will begin earning royalty revenue during its fourth quarter of fiscal 2006.  The royalty is capped at two million ounces of production.

Robinson, White Pine County, Nevada

          In December 2005, Royal Gold acquired a 3.0% NSR royalty on the Robinson mine, an open pit copper mine with significant gold and molybdenum credits, operated by Quadra Mining Ltd.  The Company expects to receive revenue from this royalty when a $20.0 million reclamation trust account is fully funded.  As of March 31, 2006, the trust account balance was approximately $18.4 million.  If metal prices continue at current levels, Royal Gold expects to receive royalty revenue in the first quarter of fiscal 2007.

Taparko-Bouroum, Burkino Faso, West Africa

          As of March 31, 2006, Royal Gold has funded $13.8 million of its $35.0 million funding agreement with High River Gold Mines, Inc. (“High River”).

          Royal Gold holds two initial concurrent production payments, both equivalent to GSR royalties, and two subsequent GSR royalties at the Taparko-Bouroum project, an open pit gold operation currently under construction. The operator, High River, expects the majority of project construction to be completed in the fourth quarter of calendar 2006, with production commencing in the first quarter of calendar 2007.

          The first GSR royalty (“TB-GSR1”) is fixed at a rate of 15.0%.  The second GSR royalty (“TB-GSR2”) pays out at a rate of 4.3% when the average monthly gold price ranges between $385 and $430 per ounce, and changes to a sliding-scale royalty when the average monthly gold price is outside of this range.  The calculated rate, expressed as a percentage, is determined by dividing the average monthly gold price by 100 for gold prices above $430 per ounce, or by dividing the average monthly gold price by 90 for gold prices below $385 per ounce (e.g., a $625 per ounce gold price results in a rate of 625/100 = 6.25%).  Both TB-GSR1 and TB-GSR2 royalties continue until either production reaches 804,420 ounces of gold or payments totaling $35.0 million under the TB-GSR1 royalty are received by Royal Gold, whichever comes first.

          The two subsequent royalties consist of a 2.0% GSR tail royalty (“TB-GSR3”), applicable to gold production from defined portions of the Taparko-Bouroum Project area, and a 0.75% milling royalty (“TB-MR1”).  The TB-MR1 applies to ore that is mined outside of the defined area of the Taparko-Bouroum Project that is processed through the Taparko facilities to a maximum of 1.1 million tons per year.  Both the TB-GSR3 and TB-MR1 royalties commence once TB-GSR1 and TB-GSR2 royalties described earlier have ceased.

Taranis Strategic Alliance

               Royal Gold entered into an Exploration and Earn-In Agreement with Taranis Resources, Inc. to fund $500,000 for exploration work on the Kettukuusikko property, in Lapland, Finland, in exchange for a 2.0% NSR royalty on the property. Royal Gold also has an option to fund up to an additional $600,000 of exploration costs.  If Royal Gold funds the entire additional amount of $600,000, it will earn a 51% joint venture interest in the Kettukuusikko project and surrender its 2.0% NSR royalty. However, if Royal Gold ceases funding prior to reaching $600,000 it will retain its 2.0% NSR royalty. The Company has elected to exercise this option and will continue funding on-going exploration at Kettukuusikko.

CORPORATE PROFILE

          Royal Gold, a precious metals royalty company, engages in the acquisition and management of precious metals royalty interests.  Royal Gold is publicly traded on the Nasdaq Market System under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s web page is located at www.royalgold.com.

NOTE:  Management’s conference call reviewing its third quarter fiscal 2006 results will be held today at 12:00 noon Eastern, 10:00 a.m. Mountain.  The call will be simultaneously carried on the Company’s web site at www.royalgold.com under the “Presentations” section.  A replay of the call will be available on the Company’s website approximately two hours after the call ends.  The conference call is also available live by calling 800-603-2779 or 706-634-7230.  Replays will be available until May 11th by dialing 800-642-1687 or 706-645-9291, access number 8264281.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements regarding the sliding-scale features of our royalty structure and future production at the Pipeline Mining Complex, continued ramp-up in production at the Leeville project, the receipt of revenue from the Mulatos, Robinson and Tarparko properties, future revenue growth, the ability to find and fund exploration plays, and mine construction completion.  Factors that could cause actual results to differ materially from projections include, among others, precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, management’s ability to increase our reserves and cash flow, and economic and market conditions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control.  The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.

The Company discloses information on free cash flow and free cash flow as a percentage of revenues in its reporting.  The Company defines free cash flow as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets.  While we believe free cash flow is a useful measure of the Company’s performance, we also want to advise that this is not a measure recognized by generally accepted accounting principles.  See Schedule A - Reconciliation, attached to this press release.

ROYAL GOLD, INC.
Consolidated Balance Sheets

	March 31, 2006	June 30, 2005

	(Unaudited)
Assets
Current assets
Cash and equivalents	$79,910,270	$48,840,371
Royalty receivables	4,729,696	6,601,329
Deferred tax assets	152,707	452,730
Prepaid expenses and other	739,206	333,883

Total current assets	85,531,879	56,228,313
Royalty interests in mineral properties, net	81,000,050	44,817,242
Available for sale securities	2,016,564	554,812
Deferred tax assets	623,386	160,417
Other assets	405,086	557,771

Total assets	$169,576,965	$102,318,555

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,418,215	$1,140,509
Income taxes payable	67,398	253,496
Dividend payable	1,297,620	1,050,628
Accrued compensation	187,500	278,500
Other	243,621	175,095

Total current liabilities	4,214,354	2,898,228
Deferred tax liabilities	7,290,639	7,586,402
Other long-term liabilities	76,834	96,634

Total Liabilities	11,581,827	10,581,264

Commitments and contingencies
Stockholders’ equity
Common stock, $.01 par value, authorized 40,000,000 shares; and issued 23,762,035 and 21,258,576 shares, respectively	237,619	212,585
Additional paid-in capital	165,043,413	104,163,515
Accumulated other comprehensive income (loss)	516,348	(284,920)
Deferred compensation	—	(524,659)
Accumulated deficit	(6,705,370)	(10,732,358)
Treasury stock, at cost (229,224 shares)	(1,096,872)	(1,096,872)

Total stockholders’ equity	157,995,138	91,737,291

Total liabilities and stockholders’ equity	$169,576,965	$102,318,555

ROYAL GOLD, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	For The Three Months Ended

	March 31, 2006	March 31, 2005

Royalty revenues	$5,760,750	$5,868,538
Costs and expenses
Costs of operations	475,682	400,885
General and administrative	1,325,572	939,935
Exploration and business development	1,210,452	391,980
Depreciation, depletion and amortization	1,006,467	695,152

Total costs and expenses	4,018,173	2,427,952

Operating income	1,742,577	3,440,586
Interest and other income	815,692	202,827
Gain on sale of available for sale securities	—	51
Interest and other expense	(61,537)	(22,034)

Income before income taxes	2,496,732	3,621,430
Current tax expense	(976,681)	(599,445)
Deferred tax benefit (expense)	299,088	(295,896)

Net income	$1,819,139	$2,726,089

Adjustments to comprehensive income
Unrealized change in market value of available for sale securities, net of tax	576,114	65,448
Realization of the change in market value on sale of available for sale securities, net of tax	—	(33)

Comprehensive income	$2,395,253	$2,791,504

Basic earnings per share	$0.08	$0.13

Basic weighted average shares outstanding	23,522,539	20,894,921
Diluted earnings per share	$0.08	$0.13

Diluted weighted average shares outstanding	23,810,698	21,099,404

ROYAL GOLD, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	For The Nine Months Ended

	March 31, 2006	March 31, 2005

Royalty revenues	$20,163,677	$17,824,462
Costs and expenses
Costs of operations	1,582,889	1,385,182
General and administrative	3,933,077	2,844,608
Exploration and business development	2,671,702	1,446,438
Depreciation, depletion, and amortization	2,934,936	2,422,461

Total costs and expenses	11,122,604	8,098,689

Operating income	9,041,073	9,725,773
Interest and other income	2,269,347	515,241
Gain on sale of available for sale securities	—	163,577
Interest and other expense	(116,315)	(80,069)

Income before income taxes	11,194,105	10,324,522
Current tax expense	(4,331,408)	(1,807,979)
Deferred tax benefit (expense)	921,168	(673,708)

Net income	$7,783,865	$7,842,835

Adjustments to comprehensive income
Unrealized change in market value of available for sale securities, net of tax	801,268	142,042
Realization of the change in market value on sale of available for sale securities, net of tax	—	(104,689)

Comprehensive income	$8,585,133	$7,880,188

Basic earnings per share	$0.34	$0.38

Basic weighted average shares outstanding	22,635,447	20,830,368
Diluted earnings per share	$0.34	$0.37

Diluted weighted average shares outstanding	22,909,476	21,027,613

ROYAL GOLD, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	For The Nine Months Ended

	March 31, 2006	March 31, 2005

Cash flows from operating activities:
Net income	$7,783,865	$7,842,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,934,936	2,422,461
Gain on available for sale securities	—	(163,577)
Deferred tax (benefit) expense	(921,168)	673,708
Non-cash employee stock option compensation expense	2,008,584	162,213
Tax benefit from exercise of stock options	(890,695)	—
Changes in assets and liabilities:
Royalty receivables	1,871,633	95,846
Prepaid expenses and other assets	(321,728)	33,403
Accounts payable	1,277,706	755,936
Income taxes payable	704,597	—
Accrued liabilities and other current liabilities	(15,822)	86,310
Other long-term liabilities	(19,800)	(19,800)

Net cash provided by operating activities	14,412,108	11,889,335

Cash flows from investing activities:
Capital expenditures for property and equipment	(9,618)	(130,558)
Acquisition of royalty interests in mineral properties	(39,039,035)	(7,500,000)
Purchase of available for sale securities	(204,715)	(1,000,000)
Proceeds from sale of available for sale securities	—	539,960

Net cash used in investing activities	(39,253,368)	(8,090,598)

Cash flows from financing activities:
Tax benefit from exercise of stock options	890,695	—
Dividends paid	(3,509,885)	(2,601,415)
Net proceeds from issuance of common stock	58,530,349	882,766

Net cash provided by (used in) financing activities	55,911,159	(1,718,649)

Net increase in cash and equivalents	31,069,899	2,080,088

Cash and equivalents at beginning of period	48,840,371	44,800,901

Cash and equivalents at end of period	$79,910,270	$46,880,989

Supplemental cash flow information:
Cash paid during the period for:
Income taxes	$3,642,212	$1,755,000

Non-cash financing activity:
Deferred compensation (equity offset)	$—	$729,960

ROYAL GOLD, INC.
SCHEDULE A - RECONCILIATION

Non-GAAP Financial Measures

The Company computes and discloses free cash flow and free cash flow as a percentage of revenues.  Free cash flow is a non-GAAP financial measure.  Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets.  Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio.  Free cash flow identifies the cash generated in a given period that will be available to fund the Company’s future operations, growth opportunities, and shareholder dividends.  Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations.  Below is reconciliation to operating income:

	For The Three Months Ended		For The Nine Months Ended

	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005

Operating income	$1,742,577	$3,440,586	$9,041,073	$9,725,773
Depreciation, depletion and amortization	1,006,467	695,152	2,934,936	2,422,461
Non-cash employee stock compensation expense	695,758	43,088	2,008,584	162,213

Free cash flow	$3,444,802	$4,178,826	$13,984,593	$12,310,447